UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2011

ACCURAY INCORPORATED

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace

Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2011, Chris A. Raanes, Senior Vice President, Chief Operating Officer of Accuray Incorporated (“Accuray”), was promoted to Executive Vice President, Chief Operating Officer of Accuray.  In connection with Mr. Raanes’ promotion, he and Accuray are entering into an amended and restated employment letter, which amends and restates in its entirety the employment letter previously entered into between Accuray and Mr. Raanes.  The terms of the amended and restated employment letter are substantially the same as the prior employment letter between Accuray and Mr. Raanes, except that the new employment letter refers to Mr. Raanes’ new title.  Mr. Raanes’ compensation package has not changed as a result of his promotion.  Mr. Raanes’ compensation package will be reviewed by the Compensation Committee of Accuray’s Board of Directors as part of Accuray’s regularly scheduled annual review process.

The Company will file Mr. Raanes’ amended and restated employment letter as an exhibit to its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2011.  The description set forth in this Current Report on Form 8-K is a summary and is therefore qualified in its entirety by the complete text of the amended and restated employment letter when filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACCURAY INCORPORATED

	By:	/s/ Darren J. Milliken
Darren J. Milliken
Date: July 27, 2011	Senior Vice President, General Counsel & Corporate Secretary